UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2023
Date of Report (Date of Earliest Event Reported)

Panbela Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39468	88-2805017
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PBLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On June 16, 2023, Panbela Therapeutics, Inc., (the “Company”), entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) and a securities purchase agreement (the “Purchase Agreement”) with certain purchasers for the purchase and sale, in a registered public offering by the Company (the “Public Offering”), of (i) an aggregate of 586,000 shares of its common stock, par value $0.001 per share (“Common Stock”) and pre-funded warrants to purchase up to an aggregate of 1,684,000 shares of Common Stock (the “Pre-Funded Warrants”), (ii) Class A common stock purchase warrants to purchase up to an aggregate of 2,270,000 shares of its Common Stock (the “Class A Warrants”) and Class B common stock purchase warrants to purchase up to an aggregate of 2,270,000 shares of its Common Stock (the “Class B Warrants” and, together with the Class A Warrant, the “Common Warrants”) at a combined offering price of $3.75 per share of Common Stock and associated Common Warrants, or $3.749 per Pre-Funded Warrant and associated Common Warrants, resulting in gross proceeds of approximately $8.5 million. The Public Offering closed on June 21, 2023.

The Common Warrants have an exercise price of $3.75 per share, are exercisable upon issuance, and will expire five years following the date of issuance. The exercise price is separately subject to reduction in the event of certain future dilutive issuances of shares of Common Stock by the Company, including pursuant to common stock equivalents and convertible or derivative securities. The Pre-Funded Warrants do not expire and have an exercise price of $0.001 per share. The Pre-Funded Warrants were sold to purchasers whose purchase of shares of Common Stock in the Public Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Public Offering, in lieu of shares of Common Stock.

Each of the Placement Agency Agreement and Purchase Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. In addition, pursuant to the terms of the Purchase Agreement, the Company and its executive officers and directors have agreed not to, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of closing for the Public Offering set forth above.

On June 21, 2023, the Company also entered into a warrant agency agreement (the “Warrant Agency Agreement”) with the Company’s transfer agent, VStock Transfer, LLC, who will act as warrant agent for the Company, setting forth the terms and conditions of the Common Warrants.

As compensation in connection with the Public Offering, the Company paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Public Offering, plus reimbursement of certain expenses and legal fees.

The Common Stock, Pre-Funded Warrants and Common Warrants described above were offered pursuant to the Registration Statement on Form S-1 (File No. 333-271729), as amended, that was declared effective by the Securities and Exchange Commission (the “Commission”) on June 15, 2023.

The foregoing descriptions of the Placement Agency Agreement, the Purchase Agreement, the Warrant Agency Agreement, the Pre-Funded Warrants, the Class A Warrants and the Class B Warrants do not purport to be complete and are subject to, and qualified by, the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, 4.3 and 4.4, respectively, and incorporated by reference herein. The Placement Agency Agreement and Purchase Agreement are attached hereto as exhibits to provide interested persons with information regarding their terms, but are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Placement Agency Agreement and Purchase Agreement were made only for purposes of such agreements as of specific dates indicated therein, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreements.

Item 3.03         Material Modification to Rights of Security Holders.

To the extent required, the information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 7.01         Regulation FD Disclosure.

On June 16, 2023, the Company issued a press release announcing the pricing of the Public Offering, the text of which is furnished as Exhibit 99.1 and incorporated by reference herein.

On June 21, 2023, the Company issued a press release announcing the closing of the Public Offering, the text of which is furnished as Exhibit 99.2 and incorporated by reference herein.

The information contained in this Item 7.01, including  Exhibit 99.1 and 99.2, shall not be deemed to be “filed” with the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01         Other Events.

Following the completion of the Public Offering, and the issuance of shares of Common Stock upon the exercise of a portion of the Pre-Funded Warrants sold in the Public Offering, the Company had a total of 1,460,757 shares of its Common Stock issued and outstanding on June 21, 2023.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Warrant Agency Agreement dated as of June 21, 2023 by and between Panbela Therapeutics, Inc. and VStock Transfer, LLC

4.2	Form of Pre-Funded Common Stock Purchase Warrant

4.3	Form of Class A Common Stock Purchase Warrant

4.4	Form of Class B Common Stock Purchase Warrant

10.1	Placement Agency Agreement dated as of June 16, 2023 by and between Panbela Therapeutics, Inc. and Roth Capital Partners, LLC

10.2	Form of Securities Purchase Agreement by and between Panbela Therapeutics, Inc. and the purchasers named therein

99.1	Company Press Release dated June 16, 2023

99.2	Company Press Release dated June 21, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panbela Therapeutics, Inc.
Date: June 21, 2023	By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer